Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-209595 on Form F-1 of Ferroglobe PLC of our report dated May 2, 2016, relating to the financial statements of Ferroglobe PLC, appearing in this Prospectus, which is a part of such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte, S.L.

Madrid, Spain

July 1, 2016